Exhibit 21

SUBSIDIARIES OF BALL CORPORATION

December 31, 2011

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation) (1)

Name	State or Country of Incorporation or Organization	Percentage Ownership (2)

•Ball Packaging Corp.	Colorado	100%
•Ball Asia Services Limited	Delaware	100%
•Ball Holdings LLC	Delaware	100%
•Ball Container LLC	Delaware	100%
•Ball Capital Corp. II	Delaware	100%
•Ball Canada Plastics Container Corp.	Canada	100%
•Ball Metal Beverage Container Corp.	Colorado	100%
•Latas de Aluminio Ball, Inc.	Delaware	100%
•Metal Packaging International, Inc.	Colorado	100%
•Ball Asia Pacific Limited	Hong Kong	100%
•Ball Asia Pacific Beijing Metal Container Limited	PRC	100%
•Ball Asia Pacific (Tianjin) Plastic Containers Limited	PRC	100%
•Ball Asia Pacific (Foshan) Metal Container Limited	PRC	100%
•Ball Asia Pacific (Hubei) Metal Container Limited	PRC	96%
•MCP Beverage Packaging Limited	Hong Kong	100%
•Ball Asia Pacific (Shenzhen) Metal Container Limited	PRC	100%
•Ball Asia Pacific (Taicang) Plastics Containers Limited	PRC	100%
•Qingdao M.C. Packaging Limited	PRC	100%
•Ball Pan-European Holdings, Inc.	Delaware	100%
•Ball Delaware Holdings, LLC	Delaware	100%
•Ball International Holdings B.V. (formerly recan B.V.)	Netherlands	100%
•Ball Cayman Limited	Cayman Islands	100%
•Latapack-Ball Embalagens Ltda.	Brazil	60%
•Ball Delaware Holdings, S.C.S.	Luxembourg	100%
•Ball European Holdings S.ar.l.	Luxembourg	100%
•Ball (Luxembourg) Finance S.ar.l.	Luxembourg	100%
•Ball Investments Holdings S.ar.l.	Luxembourg	100%
•Ball (UK) Holdings, Ltd.	England	100%
•Ball Europe Ltd.	England	100%
•Ball Company	England	100%
•Ball Packaging Europe UK Ltd.	England	100%
•Ball Packaging Europe Managing GmbH	Germany	100%
•Ball Packaging Europe Holding GmbH & Co. KG	Germany	100%
•Ball Packaging Europe GmbH	Germany	100%
•Ball Packaging Europe Associations GmbH	Germany	100%
•Ball Packaging Europe Rostov LLC	Russia	100%
•Ball Packaging Europe Beteiligungs GmbH	Germany	100%
•Ball Packaging Europe Radomsko Sp.z o.o.	Poland	100%
•recan Organizacje Odzysku S.A.	Poland	100%
•recan GmbH	Germany	100%
•Ball Packaging Europe Metall GmbH	Germany	100%
•Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
•recan d.o.o.	Serbia	100%
•recan Fund	Serbia	100%
•Ball Packaging Europe Handelsges mbH	Austria	100%

Name	State or Country of Incorporation or Organization	Percentage Ownership (2)

•Ball (France) Holdings, S.A.S.	France	100%
•Ball Packaging Europe Bierne, S.A.S.	France	100%
•Ball Packaging Europe La Ciotat, S.A.S.	France	100%
•Ball France Operations S.A.S.	France	100%
•Ball France Investment Holdings S.A.S.	France	100%
•Ball Packaging Europe Iberia S.L.U.	Spain	100%
•Ball Packaging Europe Holding B.V.	Netherlands	100%
•Ball Packaging Europe OSS B.V.	Netherlands	100%
•Ball Packaging Europe Trading Sp. z o.o.	Poland	100%
•Ball Packaging Europe Lublin Sp. z o.o.	Poland	100%
•Ball Packaging India Private Limited	India	100%
•Aerocan S.A.S.	France	100%
•Ball Aerocan France S.A.S.	France	100%
•Ball Aerocan CA s.r.o.	Czech Republic	100%
•Copal S.A.S.	France	51%
•AUK Holding Ltd.	United Kingdom	100%
•Ball Aerocan UK Ltd.	United Kingdom	100%
•Ball Metal Food Container Corp.	Delaware	100%
•Ball Metal Food Container, LLC	Delaware	100%
•Ball Aerosol and Specialty Container Holding Corporation	Delaware	100%
•Ball Aerosol and Specialty Container Inc.	Delaware	100%
•USC May Verpackungen Holding Inc.	Delaware	100%
•Ball Aerosol Packaging Argentina S.A.	Argentina	100%
•Ball Metal Packaging Sales Corp.	Colorado	100%
•Ball Plastic Container Corp.	Colorado	100%
•Ball Aerospace & Technologies Corp.	Delaware	100%
•Ball Technology Services Corporation	California	100%
•Ball North America Corp.	Canada	100%
•Ball Atlantic Enterprises, Inc.	Canada	100%
•Ball Nova Scotia Holdings LP	Canada	100%
•Ball Packaging Products Canada Corp.	Canada	100%
•Ball Advanced Aluminum Technologies Corp.	Delaware	100%
•Ball Canada Acquisition Inc.	Canada	100%
•Ball Advanced Aluminum Technologies Holding Canada Inc.	Canada	100%
•Ball Advanced Aluminum Technologies Canada Inc.	Canada	100%
•Ball Advanced Aluminum Technologies Canada L.P.	Canada	100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

•Lam Soon-Ball Yamamura, Inc.	Taiwan	8%
•Rocky Mountain Metal Container, LLC	Colorado	50%
•Sekopak d.o.o. Belgrade	Serbia	11%
•Thai Beverage Can Ltd.	Thailand	7%
•TBC-Ball Beverage Can Holdings Limited	Hong Kong	50%
•TBC-Ball Beverage Can Vietnam Limited	Vietnam	50%

(1)         In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).

(2)         Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.